EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 relating to the Ecology and Environment, Inc. 2011 Stock Award Plan, of our report dated November 13, 2012 (which report expresses an unqualified opinion) relating to the consolidated financial statements and financial statement schedule listed at Item 15(a)(2), appearing in the Annual Report on Form 10-K of Ecology and Environment, Inc. for the fiscal year ended July 31, 2012.

Pittsburgh, Pennsylvania

July 30, 2013